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                                      EXHIBIT 5

              Opinion and Consent of Gunderson Dettmer Stough Villeneuve
                              Franklin & Hachigian, LLP


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                                     [LETTERHEAD]

                                     July 1, 1996




DeltaPoint, Inc.
22 Lower Ragsdale Drive
Monterey, CA 93940

            Re:    DeltaPoint, Inc. Registration Statement for
                   Offering of 200,000 Shares of Common Stock under the 1995 Stock Option Plan and 38,922 Shares of Common Stock under the 1990 Key Employee Incentive Stock Option Plan

Ladies and Gentlemen:

            We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 200,000 shares of Common Stock under the 1995 Stock Option Plan ("1995 Plan") and 38,922 shares of Common Stock under the 1990 Key Employee Incentive Stock Option Plan ("1990 Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1995 Plan and the 1990 Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.
            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                             Very truly yours,


                             /s/ Gunderson Dettmer Stough
                             Villeneuve Franklin & Hachigian, LLP

                             Gunderson Dettmer Stough
                             Villeneuve Franklin & Hachigian, LLP